                                                                     Exhibit 2.5

                               PURCHASE AGREEMENT
                               ------------------

          THIS PURCHASE AGREEMENT (the "Agreement") is made as of July 31, 1998 by and among Globe Acquisition Company, a Delaware corporation ("MergerCo"), Code, Hennessy & Simmons III, L.P., a Delaware limited partnership ("CHS"), and each of the other Persons listed on Schedule A attached hereto (collectively, CHS and the other Persons listed on Schedule A are referred to sometimes herein as the "Purchasers"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

          This Agreement contemplates a transaction in which MergerCo will sell, and the Purchasers will purchase in the aggregate, 1,943,044 shares of MergerCo's Class A Common Stock, par value $0.01 per share (the "Common Stock") and 25,680 shares of MergerCo's Class A Preferred Stock, par value $0.01 per share (the "Preferred Stock").

          This Agreement contemplates that pursuant to the Agreement and Plan of Merger, dated as of June 23, 1998 (the "Merger Agreement"), by and between Globe Holdings, Inc., a Massachusetts corporation formerly known as Globe Manufacturing Co. (the "Company"), and MergerCo, the Common Stock purchased pursuant to this Agreement shall be converted into Recapitalized Class A Stock (as defined in Section 2B) and the Preferred Stock purchased pursuant to this Agreement shall be converted into Recapitalized Preferred Stock (as defined in Section 2B).

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          Section 1.  Authorization and Closing.

          1A. Authorization of the Securities. MergerCo shall authorize the issuance and sale to each Purchaser of the number of shares of Common Stock and the number of shares of Preferred Stock set forth across from such Purchaser's name on Schedule A attached hereto ("Schedule A"). The Common Stock and the Preferred Stock are collectively referred to herein as the "Securities."

          1B. Purchase and Sale of the Securities. At the Closing, MergerCo shall sell to the Purchasers and, on the terms and subject to the conditions set forth herein, the Purchasers shall purchase from MergerCo the shares of Common Stock (at a price equal to $8.90256 per share) and the shares of Preferred Stock (at a price equal to $1,000 per share), in each case in the amounts and at the purchase prices set forth on Schedule A.

          1C. The Closing. The closing of the purchases and sales of the Securities (the "Closing") shall take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois at 10:00 a.m. on the date hereof, or at such other place or on such other date as may be mutually agreeable to MergerCo and CHS. At the Closing, MergerCo shall deliver to each Purchaser stock certificates evidencing the Securities to be purchased by such Purchaser, and each Purchaser shall deliver to MergerCo a cashier's check or wire transfer of immediately available funds to a bank account designated by MergerCo in the amount set forth next to such Purchaser's name on Schedule A.

          Section 2. Representations and Warranties of MergerCo. As a material inducement to the Purchasers to enter into this Agreement and purchase the Securities, MergerCo hereby represents and warrants that:

          2A. Organization and Corporate Power. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. MergerCo has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

          2B.  Capital Stock and Related Matters.

          (i) As of the Closing and immediately thereafter, the authorized capital stock of MergerCo shall consist of 3,500,000 shares of Common Stock, of which 1,923,044 shares shall be issued and outstanding, and 40,000 shares of Preferred Stock, of which 25,680 shares shall be issued and outstanding. As of the Closing, MergerCo shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of the Closing, MergerCo shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Merger Agreement. As of the Closing, all of the outstanding shares of MergerCo's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to MergerCo's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder. MergerCo has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. To MergerCo's knowledge, there are no agreements between MergerCo's stockholders with respect to the voting or transfer of MergerCo's capital stock except for the Merger Agreement.

          (iii) Immediately after the Merger (the "Effective Date"), the authorized capital stock of the Company shall consist of 5,000,000 shares of Class A Common Stock (the "Recapitalized Class A Stock"), of which 2,179,150 shares shall be issued and outstanding, 350,000 shares of Class B Common Stock (the "Recapitalized Class B Stock"), none of which shares shall be issued and outstanding, 600,000 shares of Class C Common Stock (the "Recapitalized Class C Stock"), none of which shares shall be issued and outstanding and 40,000 shares of Preferred Stock (the "Recapitalized Preferred Stock"), of which 29,100 shares shall be issued and outstanding. As of the Closing, the Company shall have outstanding rights or options to subscribe for or to purchase 67,395 shares of its Recapitalized Class A Stock and 900 shares of its Recapitalized Preferred Stock. Except as otherwise set forth in the immediately preceding sentence, as of the Effective Date the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of the Effective Date, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Merger Agreement. As of the Effective Date, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          2C. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Merger Agreement and all other agreements contemplated hereby to which MergerCo is a party (the "MergerCo Agreements") have been duly authorized by MergerCo and its stockholders. Each MergerCo Agreement constitutes a valid and binding obligation of MergerCo, enforceable in accordance with its terms. The execution and delivery by MergerCo of the MergerCo Agreements, the offering, sale and issuance of the Securities hereunder, the adoption of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by MergerCo, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest charge or encumbrance upon MergerCo's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of MergerCo, or any material law, statute, rule or regulation to which MergerCo is subject, or any material agreement, instrument, order, judgment or decree to which MergerCo is subject.

          2D. Regulatory Compliance Cooperation. Before MergerCo redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchange able for any shares of any class of its capital stock (other than a redemption of Preferred Stock or a conversion of Class C Stock, or, after the Merger, a redemption of Recapitalized Preferred Stock or conversion of Recapitalized Class B Stock or Recapitalized Class C Stock), MergerCo shall give written notice of such pending action to the Purchasers. Upon the written request of any Purchaser made within 10 days after its receipt of any such notice stating that after giving effect to such action such Purchaser would have a Regulatory Problem, MergerCo shall defer taking such action for such period (not to extend beyond 45 days after such Purchaser's receipt of MergerCo's original notice) as such Purchaser requests to permit it and its Affiliates to reduce the quantity of MergerCo's securities it owns in order to avoid the Regulatory Problem. In addition, MergerCo shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Purchaser would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause such Purchaser to have a Regulatory Problem. For purposes of this paragraph, a Person shall be deemed to have a "Regulatory Problem" when such Person and such Person's Affiliates would own, control or have power over a greater quantity of securities of any kind issued by MergerCo or any other entity than are permitted under any requirement of any governmental authority.

          Section 3.  Transfer of Restricted Securities.

          3A. Generally. Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, and (c) subject to the conditions specified in paragraph 3B below and, after the Merger, in the Securityholders Agreement (as defined in Section 3C), any other legally available means of transfer.

          3B. Opinion of Counsel. In connection with the transfer of any Restricted Securities, the holder thereof shall, at the request of MergerCo, deliver written notice to MergerCo describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to MergerCo's reasonable satisfaction) is knowledgeable in securities law matters, to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to MergerCo an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, MergerCo shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 5B. If MergerCo is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to MergerCo in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 5B. For the avoidance of doubt, with respect to a transfer of any Restricted Securities after the Merger, this paragraph 3B shall continue to apply and "the Company" (or the successor thereof) shall be substituted for "MergerCo" each place in which "MergerCo" appears in this paragraph 3B.

          3C. Registration Agreement and Securityholders Agreement. Each Purchaser hereby covenants and agrees to execute, as of the Effective Date, a Registration Agreement substantially in the form attached hereto as Exhibit I (the "Registration Agreement") and a

Securityholders Agreement substantially in the form attached hereto as Exhibit II (the "Securityholders Agreement").

          Section 4. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" (and collectively "Affiliates") means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person and in the case of a Person which is a partnership, any partner of that Person.

          "Certificate of Incorporation" means MergerCo's certificate of incorporation as in effect from time to time.

          "Person" means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Restricted Securities" means (i) the Common Stock issued hereunder,
(ii) the Preferred Stock issued hereunder, (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of an interest payment, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 5B have been delivered by MergerCo in accordance with paragraph 3B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from MergerCo, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 5B.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by MergerCo either directly or through one or more Subsidiaries.

          Section 5.  Miscellaneous.

          5A. Remedies. The Purchasers shall have all rights and remedies set forth in this Agreement and all rights and remedies which the Purchasers have been granted at any time under any other agreement or contract and all of the rights which the Purchasers have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          5B. Purchasers' Investment Representations. Each Purchaser hereby represents that he, she or it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for his, her or its own account with the present intention of holding such securities for purposes of investment, and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchasers and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 3 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

               "The securities represented by this certificate were originally issued as of July 31, 1998, have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. The securities represented by this certificate are also subject to additional restrictions on transfer set forth in the Purchase Agreement, dated as of July 31, 1998, by and among the issuer (the "Company") and certain purchasers, as the same may be amended from time to time. A copy of such Purchase Agreement may be obtained by the holder hereof at MergerCo's principal place of business without charge."

          5C. Place of Payments with Respect to the Securities. All payments to be made to a Purchaser with respect to the Securities, including, without limitation, dividends and redemption payments, shall be delivered to the respective address indicated on Schedule A or to such other Person or account as a Purchaser may from time to time specify to MergerCo by prior written notice.

          5D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and MergerCo may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if MergerCo has obtained the written consent of each Purchaser. No other course of dealing between MergerCo and any Purchaser or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such Person. For purposes of this Agreement, any Securities held by MergerCo shall not be deemed to be outstanding.

          5E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on such Purchaser's behalf.

          5F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for each Purchaser's benefit as a purchaser of the Securities are also for the benefit of, and enforceable by, any subsequent holder of the Securities.

          5G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          5H. Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

          5I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          5J. Governing Law. The corporate law of the state of Delaware will govern all questions concerning the relative rights of MergerCo and the holders of its Securities. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          5K. Stockholder Approval. Each of the Purchasers, as holders of all of the outstanding Common Stock and Preferred Stock of MergerCo, agrees that entering into this Agreement shall constitute stockholder approval of the Merger Agreement and the transactions contemplated thereby for purposes of Sections 228 and 252 of the General Corporation Law of the State of Delaware.

          5L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.




                 *          *          *          *          *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              GLOBE ACQUISITION COMPANY


                              By:  /s/ Peter M. Gotsch
                                   ----------------------------------


                              Its: President
                                   ----------------------------------


                              CODE, HENNESSY & SIMMONS III, L.P.

                              By:   CHS Management III, L.P.
                              Its:  General Partner
                              By:   Code Hennessy & Simmons LLC
                              Its:  General Partner

                              By:   /s/ Peter M. Gotsch
                                    ---------------------------------
                                    Peter M. Gotsch
                                    Partner

                                    /s/ Tracy A. Hogan
                              ---------------------------------------
                              TRACY A. HOGAN

                                    /s/ Marcus J. George
                              ---------------------------------------
                              MARCUS J. GEORGE

                                    /s/ Edward M. Lhee
                              ---------------------------------------
                              EDWARD M. LHEE

                                    /s/ Paige T. Walsh
                              ---------------------------------------
                              PAIGE T. WALSH

                              BRINSON TRUST COMPANY AS TRUSTEE
                              FOR BRINSON MAP VENTURE CAPITAL FUND
                              III TRUST

                              By:  /s/ David S. Timson
                                   ----------------------------------

                              Its: /s/ Trust Officer
                                   ----------------------------------
                                   Brinson Trust Company

                              BRINSON VENTURE CAPITAL FUND III, L.P.

                              By:   Brinson Partners, Inc.
                              Its:  General Partner

                              By:   /s/ David S. Timson
                                    ---------------------------------

                              Its:  Executive Director
                                    ---------------------------------
                                    Brinson Partners, Inc.


                              VIRGINIA RETIREMENT SYSTEM

                              By:   Brinson Partners, Inc. as Agent
                                    For Virginia Retirement System

                              By:   /s/ David S. Timson
                                    ---------------------------------

                              Its:  Executive Director
                                    ---------------------------------
                                    Brinson Partners, Inc.


                              BANKAMERICA INVESTMENT CORPORATION

                              By:   /s/ Jeffrey M. Mann
                                    ---------------------------------

                              Its:
                                    ---------------------------------


                              MIG PARTNERS VII

                              By:   /s/ Jason A. Mehring
                                    ---------------------------------

                              Its:  General Partner
                                    ---------------------------------

                                   SCHEDULE A
                                   ----------

                            (Schedule of Purchasers)
                            ------------------------

            Purchasers                          Common Stock                Preferred Stock
            ----------                          ------------                ---------------
                                           Shares       $ Per Share      Shares       $ Per Share
                                          ---------     -----------     ---------     -----------
              Total                       1,923,044     $   8.90256        25,680     $     1,000

Code, Hennessy & Simmons III, L.P.        1,647,437     $14,666,400     21,999.60     $21,999,600
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Tracy A. Hogan                                1,348     $    12,000            18     $    18,000
c/o Code, Hennessy & Simmons III,  L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Marcus J. George                              1,348     $    12,000            18     $    18,000
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Edward M. Lhee                                1,977     $    17,600          26.4     $    26,400
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Paige T. Walsh                                1,348     $    12,000            18     $    18,000
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Brinson Venture Capital Fund III, L.P.       38,631     $   343,912        515.87     $   515,869
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

            Purchasers                          Common Stock                Preferred Stock
            ----------                          ------------                ---------------
                                           Shares       $ Per Share      Shares       $ Per Share
                                          ---------     -----------     ---------     -----------
Brinson Trust Company as Trustee for
Brinson MAP Venture Capital Fund III
Trust                                        6,300      $    56,088         84.13     $    84,131
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

Virginia Retirement System                  179,724     $ 1,600,000         2,400     $ 2,400,000
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

BankAmerica Investment Corporation        35,944.80     $   320,000           480     $   480,000
231 South LaSalle Street, 12th Floor
Chicago, IL 60697

MIG Partners VII                           8,986.20     $    80,000           120     $   120,000
c/o BankAmerica Investment Corporation
231 South LaSalle Street, 12th Floor
Chicago, IL 60697